UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 20, 2009 (February 18, 2009)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31257	33-0986820
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1700 E. St. Andrew Place
Santa Ana, CA		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement

On February 18, 2009, Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), entered into a Third Amendment to Credit Agreement (the “Third Amendment”), by and among the Company, certain of the Company’s subsidiaries as guarantors, certain of the Revolving Credit Lenders party to the Credit Agreement, and Bank of America, N.A., as administrative agent on behalf of itself and the Lenders party to the Credit Agreement, which further amends the Credit Agreement, dated as of April 2, 2007 (as amended from time to time, the “Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders from time to time party thereto, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P., as documentation agent, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.  The Third Amendment adjusts the maximum permitted Consolidated Total Leverage Ratio (as defined in the Credit Agreement) for the fiscal quarter ending March 27, 2009 from 5.00:1.00 to 5.75:1.00.  The Company sought this amendment as a precautionary measure to maximize its flexibility while the tender offer initiated by Abbott Laboratories for all of the Company’s common stock is pending.

ITEM 2.02.  Results of Operations and Financial Condition

On February 20, 2009, the Company announced financial results for the quarter and year ended December 31, 2008.  A copy of the press release making this announcement is furnished as Exhibit 99.1 and incorporated herein by reference.  The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Exchange Act.

ITEM 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 20, 2009, of Advanced Medical Optics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Medical Optics, Inc.

By:	/s/ Aimee S. Weisner
Aimee S. Weisner
Executive Vice President, Administration and Secretary

Date: February 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 20, 2009, issued by Advanced Medical Optics, Inc.